AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

December 23, 2008

United States Securities and
  Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:           Java Detour, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the amended form 8-K for Java Detour, Inc., dated December 23, 2008 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, PC

by	/s/ Richard Fleischman
Richard Fleischman, CPA